Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement"), dated as of [●], is by and between Super League Enterprise, Inc., a Delaware corporation (the "Company"), and [●] (the "Indemnitee").

RECITALS

WHEREAS, the Company expects Indemnitee to join the Company as a director;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the "Board") has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's service as a director of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's certificate of incorporation or bylaws (collectively, the "Constituent Documents"), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(f) below) to, Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee's agreement to provide services to the Company, the parties agree as follows:

1.     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)    "Beneficial Owner" has the meaning given to the term "beneficial owner" in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)    "Change in Control" means the occurrence after the date of this Agreement of any of the following events:

 (i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the Company's then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

 (ii)    the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

 (iii)    individuals who on the date of this Agreement constitute the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

 (iv)    there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

 (v)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(c)    "Claim" means:

 (i)    any actual, threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation or other alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought in the right of the Company or otherwise, whether civil, criminal, administrative, arbitrative, legislative, investigative (formal or informal)  or other nature,  including any appeal therefrom, and whether made pursuant to federal, state or other law. A Claim also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Claim; or

 (ii)    any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(d)    "Delaware Court" shall have the meaning ascribed to it in Section 9(e) below.

(e)    "Disinterested Director" means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(f)    "Expenses" means any and all expenses, including attorneys' and experts' fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)    "Expense Advance" means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(h)    "Indemnifiable Event" means any event or occurrence, whether occurring on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, "Enterprise") or by reason of an action or inaction by Indemnitee in any such capacity (in each case whether or not serving in such capacity at the time any Loss is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement).

(i)    "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(j)    "Losses" means any and all Expenses, damages, losses, liabilities, obligations, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(k)   "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(l)    "Standard of Conduct Determination" shall have the meaning ascribed to it in Section 9(b) below.

(m)    "Voting Securities" means any securities of the Company that vote generally in the election of directors.

2.    Services to the Company. Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is no longer serving in such capacity for any reason. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that his service to the Company or any of its subsidiaries or Enterprise is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company's Constituent Documents or Delaware law.

3.    Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, Claims in which the Indemnitee is solely a witness, any Claim in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of an Indemnifiable Event or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting in connection with an Indemnifiable Event.

4.    Advancement of Expenses. The Company will advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Claim (or any part of any Claim) not initiated by Indemnitee or any Claim (or any part of any Claim) initiated by Indemnitee if (i) the Claim or part of any Claim is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 11 or (ii) the Board authorized the Claim (or any part of any Claim) prior to its initiation. . Without limiting the generality or effect of the foregoing, within 30 days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5.    Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6.    Partial Indemnity; Indemnification for Expenses of a Party Who is Wholly or Partly Successful. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Claim the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 6 and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

7.    Notification and Defense of Claims.

(a)    Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder except that the Company shall not be liable to indemnify Indemnitee under this Agreement with respect to any judicial award in a Claim related to an Indemnifiable Event if the Company was not given a reasonable and timely opportunity to participate at its expense in the defense of such action.

(b)    Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8.    Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement. The Company will be entitled to participate in the Claim at its own expense.

9.    Determination of Right to Indemnification.

(a)    Mandatory Indemnification; Indemnification as a Witness.

 (i)    To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law.

 (ii)    Notwithstanding any other provision of this Agreement and to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Claim to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

(b)    Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a "Standard of Conduct Determination") shall be made as follows:

  (i)    if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

  (ii)    if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

           The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 30 days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c)    Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the "Notification Date") and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d)    Payment of Indemnification. If, in regard to any Losses:

 (i)    Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

 (ii)    no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

 (iii)    Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

           then the Company shall pay to Indemnitee, within [ten days] after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e)    Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within [ten days] after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall function as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware ("Delaware Court") to resolve any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f)     Presumptions and Defenses.

 (i)    Indemnitee's Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

 (ii)    Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements supplied or furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company , its subsidiaries, or an Enterprise. Furthermore, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 9(f)(ii) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent, employee, trustee, partner, managing member or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)    No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or by settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or, with respect to any criminal Claim, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful or that indemnification hereunder is otherwise not permitted.

(iv)    Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

10.    Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

 (a)    indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

  (i)    Claims referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous);

  (ii)    where the Company has joined in or the Board has authorized or consented to the initiation of any such Claim (or any part of any Claim); or

  (iii)    the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

 (b)    indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

 (c)    indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

 (d)    indemnify or advance funds to Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or under any clawback policy adopted by the Company, including claw back provisions adopted to comply with Rule 10D-1 under the Exchange Act and applicable stock exchange listing requirements, or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

 (e)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) of the Exchange Act and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

11.    Remedies of Indemnitee.

 (a)          Indemnitee may commence litigation against the Company in the Delaware Court of Chancery to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 4 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 9 of this Agreement within the determination period provided therein, (iv) the Company does not indemnify Indemnitee pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Claim designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such Claim seeking an adjudication or an award in arbitration within three hundred sixty (360) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause does not apply in respect of a Claim brought by Indemnitee to enforce Indemnitee’s rights under Section 6 of this Agreement. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)          If a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be and will not introduce evidence of the determination made pursuant to Section 9(b) of this Agreement.

(c)          If a determination is made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)          The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)          It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee shall not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by law, will (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such Claim were made in bad faith or were frivolous or are prohibited by law.

12.    Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee's prior written consent.

13.    Duration. This Agreement continues until and terminates upon the later of (i) six (6) years after the date that Indemnitee ceases to serve or act as a director, officer, employee, fiduciary, or agent of the Company or any other Enterprise (the “Corporate Status”). and (ii) one (1) year after the final termination of any Claim then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Claim commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be or act as a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

14.    Non-Exclusivity.

 (a)          The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s bylaws or certificate of incorporation, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s bylaws or certificate of incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

 (b)          The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated.

  (i)    The Company hereby acknowledges and agrees:

 (1)          the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Claim arising from or related to Indemnitee’s Corporate Status with the Company;

(2)         the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Claim arising from or related to Indemnitee’s Corporate Status, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

 (3)          any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations;

 (4) the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person; and

(ii)       In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to any other Person with whom or which Indemnitee may be associated.

(iii)      Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including, but not limited to, any malpractice insurance or professional errors and omissions insurance) provided by the Company.

15.   D&O Liability Insurance; Insurance.

(a)    For the duration of Indemnitee's service as a director of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors' and officers' liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. In all policies of directors' and officers' liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.

16.    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Claim, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies. Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required. No Duplication of Payments. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Claim concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Claim related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Claim related to or arising from Indemnitee’s Corporate Status with such Enterprise.

17.    Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

18.    Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s bylaws or certificate of incorporation and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

19.    Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

20.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

21.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

22.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

  (a)    if to Indemnitee, to the address set forth on the signature page hereto.

  (b)    if to the Company, to: Super League Enterprise, Inc.

Attn: General Counsel

2856 Colorado Ave.

Santa Monica, CA 90404

  Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

23.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

24.    Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

25.    Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

26.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY
By: Name: Title:
INDEMNITEE
By: Name: Title:

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